OCU200: A Novel Therapeutic Offering Benefits Beyond Anti-VEGF for Diabetic Retinopathy, Diabetic Macular Edema, & Wet Age-Related Macular Degeneration

Ocugen, Inc., Malvern, PA, United States

DIABETIC MACULAR EDEMA AND WET AMD


RETINA
BLOOD VESSEL
Pathophysiology of Diabetic Macular Edema (DME)

Diabetic Retionpathy (DR) and Diabetic Macular Edema (DME)

- DR progresses to DME
- Leads to retinal abnormalities and vision loss
- Blood-Retina Barrier breakdown leads to intraretinal hemorrhages, exudates, and macular edema

Wet Age-Related Macular Degeneration (Wet AMD)

- Leading cause of blindness worldwide
- Angiogenesis and edema damage overlying structures, including retinal pigmented epithelium (RPE) layer
- VEGF known to play a key role


VEGF Overexpression
Photoreceptor Death
Angiogenesis
RPE Detachment
Choroid Vasculature
Pathophysiology of Wet Age-Related Macular Degeneration (WetAMD)

PREVALENCE AND CHALLENGES


Diabetes
486 million
30 million
DR
~162 million
7.7 million
DME
>21 million
0.7 million
AMD
170 million
15 million (all)
~1.7 million (wet-AMD)
Prevalence of Diabetes, Diabetic Retinopathy, Diabetic Macular Edema, and Wet Age-Related Macular Degeneration


Anti-VEGF:
Ranibizumab (LUCENTIS®)
Aflibercept (EYLEA®)
Anti-Inflammatory
Dexamethasone (OZURDEX®)
Fluocinolone (ILUVIEN®)
Poor response in ~50% of patients
Target only one pathway
Limited effectiveness
Serious adverse effects
Challenges with Currently Approved Therapeutics

DESCRIPTION OF OCU200, MECHANISM OF ACTION, AND PRE-CLINICAL RESULTS


OCU200: Transferrin-Tumstatin
αvβ3 integrin receptor
Transferrin receptor
Signaling drives natural anti-angiogenic response by disrupting protein synthesis in active endothelial cells

Transferrin enhances delivery of fused proteins across cellular barriers (including retinal barriers). It allows targeting of anti-angiogenic peptide to proliferating endothelial cells (a hallmark of neovascularization).

Tumstatin is an endogenous angiogenesis inhibitor derived from the C-terminus non-collagenous domain (NC1) of collagen IV. It inhibits neovascularization by binding to αVβ3 integrins.


Cell proliferation (%)
Tumstatin
Tf-T
Anti-VEGF
Protein concentration (nM)
OCU200 (Tf-T) inhibits VEGF-induced HUVC cell proliferation


Tube formation(%)
Tumstatin
Tf-T
Anti-VEGF
Protein concentration (nM)
OCU200 (Tf-T) inhibits tube formation in endothelial cells


CNV lesion area (pixels)
PBS
Tumstatin
Tf-T
Bevacizumab
OCU200 (Tf-T) showed superior efficacy as compared to bevacizumab and tumstatin alone. * indicates $p<0.05$ when compared to PBS and/or tumstatin treatment. † indicates $p<0.05$ when compared to bevacizumab. Data is expressed as mean ± S.D.


CNV lesion area (pixels)
PBS
1
10
100
250
500
Tf-T protein (μM)
OCU200 (Tf-T) reduces CNV lesion area in dose dependent manner, at concentrations ranging from 1 to 500 nM. Data is expressed as mean ± S.D.


AVA (% of control retina AVA)
Vehicle
2.5 μg
5 μg
10 μg
Eylea (20 μg)
OCU200 reduces avascular areas (AVAs) comparable to aflibercept but at a lower dose


Untreated
Vehicle
OCU200
Eylea
Neovascular area (normalized)
NV (% of control retina NV)
Vehicle
2.5 μg
5 μg
10 μg
Eylea (20 μg)
OCU200 inhibits neovascularization (NV) comparable to aflibercept but at a lower dose

CONCLUSION

- Proof-of-concept study demonstrated therapeutic potential of OCU200 in the treatment of DME, DR, and Wet-AMD
- Distinct mechanism of action through targeting integrin pathway will provide benefit to patients (non-responders) to currently approved therapies

PATH TO THE CLINIC (PHASE 1 CT)

- Currently conducting IND-enabling pre-clinical safety and toxicology studies
- GMP manufacturing complete
- IND submission by Q1 2023
- Initiation of Phase I ascending dose escalation study


2021 2H
2022 1H
2022 2H
2023 1H
IND-Enabling Studies
IND
Phase 1
Process Development & Scale up
GMP Manufacturing